UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 08, 2006 (Date of earliest event reported)
Financial Industries Corporation (Exact name of registrant as specified in its charter)

TX (State or other jurisdiction of incorporation)	0-4690 (Commission File Number)	74-2126975 (IRS Employer Identification Number)

6500 River Place Boulevard, Building I (Address of principal executive offices)		78730 (Zip Code)
512-404-5000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Financial Industries Corporation ("FIC") (Pink Sheets: FNIN.PK) today announced that, as part of its previously announced strategic initiative, it reached a definitive agreement on Dec. 8, 2006 for the sale of its wholly owned subsidiary, Family Life Insurance Company ("Family Life"), to The Manhattan Life Insurance Company ("Manhattan Life").

The cash purchase price is $28.0 million, subject to certain adjustments. As part of the transaction, FIC will acquire from Family Life 324,320 shares of the FIC common stock currently owned by Family Life. The sale is subject to regulatory approval and is expected to close at year-end or early in 2007. Proceeds from the sale will be used to improve FIC's capital structure by retiring approximately $15.4 million of intercompany debt and for general corporate purposes.

Our news release dated December 11, 2006, filed as Exhibit 99.1 to this report, is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Financial Industries Corporation dated December 11, 2006

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2006	FINANCIAL INDUSTRIES CORPORATION By: /s/ Michael P. Hydanus Michael P. Hydanus Interim President and Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Financial Industries Corporation dated December 11, 2006